Exhibit 99.1

1847 Reports 50.4% Increase in Revenue to $19.4 Million for Q2 2023

Gross profit increases 37.9% compared to the same period last year

Revenue increases 25.8% sequentially for the second quarter of 2023

Reaffirms guidance for revenue in excess of $90 million

NEW YORK, NY / ACCESSWIRE / August 14, 2023 / 1847 Holdings LLC ("1847" or the "Company") (NYSE American: EFSH), a unique holding company that combines the attractive attributes of owning private, lower-middle market businesses with the liquidity and transparency of a publicly traded company, today provided a business update and reported financial results for the three months ended June 30, 2023.

Q2 2023 Highlights and Subsequent Events

•	Total revenue was $19.4M for Q2 2023 compared to $12.9M in Q2 2022, a 50.4% year-over-year increase
•	Q2 2023 revenue increased sequentially by 25.8% from the first quarter of 2023
•	Gross profit was $6.9M in Q2 2023 compared to $5.0M in Q2 2022, a 37.9% year-over-year increase
•	Reaffirms prior guidance of 2023 revenue in excess of $90 million
•	Engaged Spartan Capital to explore strategic alternatives for Asiens aimed at maximizing value for shareholders based on internal growth and favorable outlook
•	Appointed finance veteran Michele A. Chow-Tai, to the Company’s Board of Directors

Mr. Ellery W. Roberts, CEO of 1847 Holdings, commented, “I am pleased to report that revenues for the second quarter of 2023 increased by 50.4% and sequentially by 25.8% from the first quarter of 2023. Additionally, our gross profit increased 37.9% over the same period last year. It’s important to note, Q2 2023 revenue alone represents more than 40% of what we generated in all of 2022. We believe our continued growth illustrates the success of our buy-and-build strategy. As an example, we more than doubled our production capacity to support the growing demand for our High Mountain Door and Trim and Innovative Cabinet & Design divisions. Given the high fixed-cost nature of our subsidiaries, we expect to gain meaningful operating leverage and improve profitability as we drive revenue growth. Importantly, we achieved company-wide revenue growth despite a challenging macro-environment, which we believe illustrates the value we add to our portfolio companies. Based on our current trajectory, we are reaffirming our prior guidance of revenue in excess of $90 million in 2023."

“We also continue to explore ways to monetize and maximize the value of our portfolio companies for the benefit of shareholders, consistent with our private equity approach. Towards this end, we recently engaged an investment bank to explore strategic options for our Asiens subsidiary. Most recently, we completed an unsecured debt financing with institutional investors, which provides us with additional capital to accelerate our growth. As a result, we believe we have no near-term need for equity-linked funding and expect cash flow from operations and our borrowing capacity to support our capital needs going forward,” concluded Mr. Roberts.

Q2 2023 Financial Highlights

Total revenues were $19,390,739 for the three months ended June 30, 2023, as compared to $12,891,243 for the three months ended June 30, 2022.

•	Revenues from the retail and appliances segment decreased by $838,365, or 29.2%, to $2,028,646 for the three months ended June 30, 2023, from $2,867,011 for the three months ended June 30, 2022. The decrease was primarily due to ongoing supply chain delays and cost increases with appliance manufacturers, which increased the time it takes to receive products, and decreased customer demand.
•	Revenues for the retail and eyewear segment were $4,494,061 for the three months ended June 30, 2023.
•	Revenues from the construction segment increased by $3,462,717, or 43.1%, to $11,503,895 for the three months ended June 30, 2023, from $8,041,178 for the three months ended June 30, 2022. The increase was primarily due to increases in the average customer contract in the construction segment.
•	Revenues from the automotive supplies segment decreased by $618,917, or 31.2%, to $1,364,137 for the three months ended June 30, 2023, from $1,983,054 for the three months ended June 30, 2022. The decrease was primarily due to ongoing supply chain delays with manufacturers and the increased time it takes to receive products.

Total cost of revenues was $12,470,695 for the three months ended June 30, 2023, as compared to $7,871,372 for the three months ended June 30, 2022.

•	Cost of revenues for the retail and appliances segment decreased by $513,753, or 23.5%, to $1,672,052 for the three months ended June 30, 2023, from $2,185,805 for the three months ended June 30, 2022.
•	Cost of revenues for the retail and eyewear segment was $2,772,880, or 61.7% of retail and eyewear revenues, for the three months ended June 30, 2023.
•	Cost of revenues for the construction segment increased by $2,666,340, or 58.8%, to $7,200,651 for the three months ended June 30, 2023, from $4,534,311 for the three months ended June 30, 2022.
•	Cost of revenues for the automotive supplies segment decreased by $326,144, or 28.3%, to $825,112 for the three months ended June 30, 2023, from $1,151,256 for the three months ended June 30, 2022.

Total general and administrative expenses were $3,268,087 for the three months ended June 30, 2023, as compared to $2,181,361 for the three months ended June 30, 2022.

Net loss from continuing operations was $3,970,036 for the three months ended June 30, 2023, as compared to a net loss of $147,668 for the three months ended June 30, 2022. Such change was primarily due to interest expense of $2,225,415 and an income tax expense of $931,321. Excluding this, the Company's net loss from continuing operations for the three months ended June 30, 2023 would have been $1,744,621.

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Six Month 2023 Financial Highlights

Total revenues were $34,794,277 for the six months ended June 30, 2023, as compared to $24,965,121 for the six months ended June 30, 2022.

•	Revenues from the retail and appliances segment decreased by $921,214, or 17.1%, to $4,466,581 for the six months ended June 30, 2023, from $5,387,795 for the six months ended June 30, 2022.
•	Revenues for the retail and eyewear segment were $7,286,773 for the period from February 9, 2023 (date of acquisition) to June 30, 2023.
•	Revenues from the construction segment increased by $4,464,339, or 28.0%, to $20,416,620 for the six months ended June 30, 2023, from $15,952,281 for the six months ended June 30, 2022.
•	Revenues from the automotive supplies segment decreased by $1,000,742, or 27.6%, to $2,624,303 for the six months ended June 30, 2023 from $3,625,045 for the six months ended June 30, 2022.

Total cost of revenues was $22,037,203 for the six months ended June 30, 2023, as compared to $15,513,476 for the six months ended June 30, 2022.

•	Cost of revenues for the retail and appliances segment decreased by $576,186, or 14.2%, to $3,485,835 for the six months ended June 30, 2023, from $4,062,021 for the six months ended June 30, 2022.
•	Cost of revenues for the retail and eyewear segment was $4,440,322, or 60.9% of retail and eyewear revenues, for the period from February 9, 2023 (date of acquisition) to June 30, 2023.
•	Cost of revenues for the construction segment increased by $3,284,691, or 35.4%, to $12,575,678 for the six months ended June 30, 2023, from $9,290,987 for the six months ended June 30, 2022.
•	Cost of revenues for the automotive supplies segment decreased by $625,100, or 28.9%, to $1,535,368 for the six months ended June 30, 2023, from $2,160,468 for the six months ended June 30, 2022.

Total general and administrative expenses were $5,583,148 for the six months ended June 30, 2023, as compared to $4,232,211 for the six months ended June 30, 2022.

Net loss from continuing operations was $2,922,555 for the six months ended June 30, 2023, as compared to a net loss of $1,074,876 for the six months ended June 30, 2022. Such change was primarily due to interest expense of $4,043,130 and an income tax expense of $661,321. Excluding this, the Company's net income from continuing operations for the six months ended June 30, 2023 would have been $1,120,575.

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About 1847 Holdings LLC

1847 Holdings LLC (NYSE American: EFSH), a publicly traded diversified acquisition holding company, was founded by Ellery W. Roberts, a former partner of Parallel Investment Partners, Saunders Karp & Megrue, and Principal of Lazard Freres Strategic Realty Investors. 1847 Holdings' investment thesis is that capital market inefficiencies have left the founders and/or stakeholders of many small business enterprises or lower-middle market businesses with limited exit options despite the intrinsic value of their business. Given this dynamic, 1847 Holdings can consistently acquire businesses it views as "solid" for reasonable multiples of cash flow and then deploy resources to strengthen the infrastructure and systems of those businesses in order to improve operations. These improvements may lead to a sale or IPO of an operating subsidiary at higher valuations than the purchase price and/or alternatively, an operating subsidiary may be held in perpetuity and contribute to 1847 Holdings' ability to pay regular and special dividends to shareholders. For more information, visit www.1847holdings.com.

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Forward-Looking Statements

This press release may contain information about 1847 Holdings' view of its future expectations, plans and prospects that constitute forward-looking statements. All forward-looking statements are based on our management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Forward-looking statements are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. Our actual results may differ materially from the results discussed in forward-looking statements. Factors that might cause such a difference include but are not limited to the risks set forth in "Risk Factors" included in our SEC filings.

Contact:

Crescendo Communications, LLC
Tel: +1 (212) 671-1020
Email: EFSH@crescendo-ir.com

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